UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 31, 2017

UBIQUITI NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)
001-35300 (Commission File Number)	32-0097377 (IRS Employer Identification No.)
685 Third Avenue, 27th Floor New York, NY 10017 (Address of principal executive offices, including zip code)
(646) 780-7958 (Registrant’s telephone number, including area code)
N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01    Entry into a Material Definitive Agreement.

Second Amendment to Amended and Restated Credit Agreement

On October 31, 2017, Ubiquiti Networks, Inc. (the “Company”) and certain subsidiaries of the Company entered into the Second Amendment (the “Second Amendment”) to the Amended and Restated Credit Agreement, dated as of March 3, 2015 (as amended by that certain First Amendment, dated as of April 14, 2017, to the Amended and Restated Credit Agreement, the “Credit Agreement”), governing the Company’s senior secured credit facilities, by and among the Company and Ubiquiti International Holding Company Limited, a wholly-owned subsidiary of the Company, as borrowers, certain subsidiaries of the borrowers, as guarantors, the lenders and other financial institutions party thereto and Wells Fargo Bank, National Association, as administrative agent (“Wells Fargo”).

The Second Amendment (a) increases the maximum aggregate amount of revolving loan commitments from $300 million to $425 million and (b) allows for an incremental increase of $50 million in the form of term loans or revolving credit commitments, subject to the Company’s pro forma compliance with financial covenants, the administrative agent’s approval, the Company obtaining commitments for such increase and other customary conditions. All other material terms and provisions of the Credit Agreement remain substantially identical to the terms and provisions in place immediately prior to the effectiveness of the Second Amendment, other than the revision or inclusion of certain customary market provisions.

The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amendment which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Wells Fargo and the lenders and other financial institutions party to the Credit Agreement, as amended by the Second Amendment, and certain of their respective affiliates, have provided, and in the future may provide, financial, banking and related services to the Company. These parties have received, and in the future may receive, compensation from the Company for these services.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Second Amendment set forth under Item 1.01 is incorporated into this Item 2.03 by reference.

Item 9.01   Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

10.1
Second Amendment, dated as of October 31, 2017, to Amended and Restated Credit Agreement, dated as of March 3, 2015, by and among Ubiquiti Networks, Inc. and Ubiquiti International Holding Company Limited, as borrowers, certain subsidiaries of the borrowers, as guarantors, the lenders and other financial institutions party thereto and Wells Fargo Bank, National Association, as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ubiquiti Networks, Inc.

Date: November 1, 2017	By:	/s/ Robert J. Pera
	Name:	Robert J. Pera
	Title:	Chief Executive Officer